As filed with the Securities and Exchange Commission on August 18, 2020

Registration No. ________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

USA Technologies, Inc.
(Exact name of registrant as specified in its charter)
Pennsylvania	23-2679963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(Address, including zip code,
of registrant’s principal executive offices)

NON-PLAN INDUCEMENT STOCK OPTIONS
(Full title of the plan)

Davina Furnish
General Counsel
USA Technologies, Inc.
100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(610) 989-0340
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value	1,000,000	$6.30	$6,300,000	$817.74

(1)
Represents 1,000,000 shares of USA Technologies, Inc.’s (the “Company”) common stock, no par value (the “Common Stock”), underlying stock options granted to the Company’s new Chief Executive Officer as an inducement award for his employment with the Company (the “Inducement Award”). Vesting and exercisability of the stock options are subject to, among other terms, the satisfaction of applicable time-based and performance-based vesting requirements. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock which become issuable by reason of any stock split, stock dividend or similar transaction effected without the receipt of consideration which results in an increase in the number of the Company’s outstanding shares of Common Stock.

(2)	Calculated pursuant to 457(h) under the Securities Act based on $6.30, the exercise price per share of the stock options granted pursuant to the Inducement Award.

EXPLANATORY NOTE

The Company is filing this Registration Statement on Form S-8 for the purpose of registering 1,000,000 shares of Common Stock underlying an inducement award in the form of a non-qualified stock option granted to Sean Feeney on May 8, 2020 to induce him to accept employment with the Company. This inducement award was approved by the Compensation Committee of the Company’s Board of Directors and the Company’s Board of Directors outside of, but subject to certain administrative provisions generally consistent with, the Company’s 2018 Equity Incentive Plan, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of this Registration Statement is included in the Section 10(a) prospectus to be sent or given to Mr. Feeney as specified by Rule 428(b)(1) of the Securities Act. In accordance with Rule 428 and the Note to Part I of Form S-8, the information is not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports and other information with the Commission. The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference in this Registration Statement:

(a) The Company’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended June 30, 2019, filed on October 9, 2019 and November 14, 2019;

(b) The Company’s Quarterly Report on Form 10-Q for the quarters ended September 30, 2019, December 31, 2019 and March 31, 2020, filed on November 12, 2019 (and the amendment thereto filed on Form 10-Q/A on February 18, 2020), February 18, 2020 and June 24, 2020, respectively;

(c) The Company’s Current Reports on Form 8-K filed July 16, 2019, September 4, 2019, September 9, 2019, September 20, 2019, September 24, 2019, October 1, 2019, October 9, 2019, October 9, 2019 (both Form 8-Ks filed on such date), October 18, 2019, October 18, 2019 (both Form 8-Ks filed on such date), November 1, 2019, November 12, 2019, November 12, 2019 (both Form 8-Ks filed on such date), November 27, 2019, February 4, 2020, February 6, 2020, February 18, 2020, March 2, 2020, March 9, 2020, March 26, 2020, April 27, 2020, April 28, 2020, May 5, 2020, May 7, 2020, May 13, 2020, May 26, 2020, June 3, 2020, June 24, 2020, July 2, 2020, July 6, 2020, July 21, 2020, August 14, 2020 and August 17, 2020 (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished therewith);

(d) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s Annual Report referred to in (a) above; and

(e) the description of the Company’s Common Stock contained in its Registration Statement on Form 8-A (No. 001-33365), filed on March 15, 2007 pursuant to Section 12(b) of the Securities Exchange Act of 1934, including Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2019.

In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that (a) indicates that all securities offered under this Registration Statement have been sold, or (b) deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of any such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 1746 of the Pennsylvania Business Corporation Law of 1988, as amended (“BCL”), authorizes a Pennsylvania corporation to indemnify its officers, directors, employees and agents under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance of such indemnification. Our By-laws substantively provide that we will indemnify our officers, directors, employees and agents to the fullest extent provided by Section 1746 of the BCL.

Section 1713 of the BCL permits a Pennsylvania corporation, by so providing in its By-laws, to eliminate the personal liability of a director for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office and the breach or failure constitutes self-dealing, willful misconduct or recklessness. In addition, no such limitation of liability is available with respect to the responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to Federal, state or local law. Our By-laws eliminate the personal liability of the directors to the fullest extent permitted by Section 1713 of the BCL.

In addition, the Company has entered into separate indemnification agreements with its Directors and certain officers which require the Company to indemnify each of such officers and directors to the fullest extent permitted by the law of the Commonwealth of Pennsylvania against certain liabilities which may arise by reason of their status as directors and officers. The indemnification agreements also provide that the Company must advance all expenses incurred by the indemnified person in connection with any proceeding, provided the indemnified person undertakes to repay the advanced amounts if it is determined ultimately that the indemnified person is not entitled to be indemnified.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.
Exhibit No.	Description

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP

10.1	USA Technologies, Inc. 2018 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Form DEF 14A, filed with the SEC on April 2, 2018)

10.2	First Amendment to the USA Technologies, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 26, 2020)

10.3
Non-Qualified Stock Option Agreement, dated May 8, 2020, between USA Technologies, Inc. and Sean Feeney (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on May 13, 2020)

23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1 to this Registration Statement)

23.2	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page hereto)

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, State of Pennsylvania, on August 18, 2020.

USA TECHNOLOGIES, INC.

By:	/s/ Sean Feeney
Sean Feeney
Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers hereby constitute and appoint Sean Feeney and R. Wayne Jackson, and each of them, with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments to this Registration Statement on Form S-8, including post-effective amendments to this Registration Statement on Form S-8, and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement on Form S-8 that are filed pursuant to the requirements of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratify and confirm that such attorneys-in-fact, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SEAN FEENEY	Chief Executive Officer and Director (Principal Executive Officer)	August 18, 2020
Sean Feeney

/s/ R. WAYNE JACKSON	Chief Financial Officer (Principal Financial Officer)	August 18, 2020
R. Wayne Jackson

/s/ GLEN E. GOOLD	Chief Accounting Officer (Principal Accounting Officer)	August 18, 2020
Glen E. Goold

/s/ DOUGLAS G. BERGERON	Director (Chair of the Board)	August 18, 2020
Douglas G. Bergeron

/s/ LISA P. BAIRD	Director	August 18, 2020
Lisa P. Baird

/s/ DOUGLAS L. BRAUNSTEIN	Director	August 18, 2020
Douglas L. Braunstein

/s/ JACOB LAMM	Director	August 18, 2020
Jacob Lamm

/s/ MICHAEL K. PASSILLA	Director	August 18, 2020
Michael K. Passilla

/s/ ELLEN RICHEY	Director	August 18, 2020
Ellen Richey

/s/ ANNE M. SMALLING	Director	August 18, 2020
Anne M. Smalling

/s/ SHANNON S. WARREN	Director	August 18, 2020
Shannon S. Warren

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP

10.1	USA Technologies, Inc. 2018 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Form DEF 14A, filed with the SEC on April 2, 2018)

10.2	First Amendment to the USA Technologies, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 26, 2020)

10.3
Non-Qualified Stock Option Agreement, dated May 8, 2020, between USA Technologies, Inc. and Sean Feeney (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on May 13, 2020)

23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1 to this Registration Statement)

23.2	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page hereto)